Exhibit Number

99.1

Investor Contact:	W. Larry Cash
President of Financial Services
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FOURTH QUARTER 2013 RESULTS WITH NET OPERATING REVENUES OF $3.2 BILLION

FRANKLIN, Tenn. (February 18, 2014) - Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months and year ended December 31, 2013.

Net operating revenues for the three months ended December 31, 2013, totaled $3.2 billion, a 1.4 percent decrease compared with $3.3 billion for the same period in 2012. Income from continuing operations decreased to $52.3 million for the three months ended December 31, 2013, compared with $85.6 million for the same period in 2012. Both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $0.30 per share (diluted) for the three months ended December 31, 2013, compared with $0.69 per share (diluted) for the same period in 2012. The results for the three months ended December 31, 2013, include $0.02 per share (diluted) of reserves related to the settlement of claims arising from the government’s investigation into the Company’s short-stay hospital admissions, a $0.12 per share (diluted) loss from the impairment of certain long-lived assets and $0.05 per share (diluted) of expenses related to the acquisition of Health Management Associates, Inc. (“HMA”). Excluding these items, both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $0.49 per share (diluted) for the three months ended December 31, 2013. Weighted-average shares outstanding (diluted) were 94.7 million for the three months ended December 31, 2013, and 90.8 million for the three months ended December 31, 2012.

Adjusted EBITDA for the three months ended December 31, 2013, was $441.8 million compared with $481.9 million for the same period in 2012, representing an 8.3 percent decrease. Excluding the $3.5 million of reserves related to certain legal matters and $8.8 million of expenses related to the HMA acquisition, Adjusted EBITDA was $454.1 million for the three months ended December 31, 2013. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets and net income attributable to non-controlling interests. The Company uses Adjusted EBITDA as a measure of liquidity. A reconciliation of Adjusted EBITDA to net cash provided by operating activities is included in the attached footnotes.

The consolidated and same-store operating results for the three months ended December 31, 2013, reflect a 10.5 percent decrease in total admissions and a 6.7 percent decrease in total adjusted admissions compared with the same period in 2012.

Net operating revenues for the year ended December 31, 2013, totaled $13.00 billion, a 0.2 percent decrease compared with $13.03 billion for the same period in 2012. Income from continuing operations decreased to $217.3 million for the year ended December 31, 2013, compared with $346.3 million for the same period in 2012. Both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $1.51 per share (diluted) for the year ended December 31, 2013, compared with $2.96 per share (diluted) for the same period in 2012. The results for the year ended December 31, 2013, include $0.67 per share (diluted) of reserves related to the settlement of claims arising from the government’s investigation into the Company’s short-stay hospital admissions, $0.09 per share (diluted) of expenses related to the acquisition of HMA, a $0.12 per share (diluted) loss from the impairment of certain long-lived assets and a $0.01 per share (diluted) loss from the early extinguishment of debt.

CYH Announces Fourth Quarter 2013 Results

February 18, 2014

Excluding these items, both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $2.40 per share (diluted) for the year ended December 31, 2013. Weighted-average shares outstanding (diluted) were 93.8 million for the year ended December 31, 2013, and 89.8 million for the year ended December 31, 2012.

Adjusted EBITDA for the year ended December 31, 2013, was $1.73 billion compared with $1.98 billion for the same period in 2012, representing a 12.8 percent decrease. Excluding the $101.5 million reserve for the settlement of claims arising from the government’s investigation into the Company’s short-stay hospital admissions and $14.1 million of expenses related to the HMA acquisition, Adjusted EBITDA was $1.84 billion for the year ended December 31, 2013. A reconciliation of Adjusted EBITDA to net cash provided by operating activities is included in the attached footnotes.

The consolidated operating results for the year ended December 31, 2013, reflect a 6.7 percent decrease in total admissions and a 4.0 percent decrease in total adjusted admissions compared with the same period in 2012. On a same-store basis, admissions decreased 7.2 percent while adjusted admissions decreased 4.6 percent compared with the same period in 2012. On a same-store basis, net operating revenues decreased 0.2 percent compared with the same period in 2012.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc. said, “Our financial and operating results for the fourth quarter reflect a continuation of the challenging operating environment for health care providers over the past year. As we previously announced, weakness in volume, combined with higher bad debts and a less favorable payor mix, affected our operating revenues during the fourth quarter. However, we have continued to focus on our cost management and strategic initiatives to efficiently manage our operations in this challenging environment, and we are pleased with the progress being made across our hospital network.”

On January 27, 2014, the Company completed its acquisition of HMA (formerly NYSE: HMA). Under the terms of the transaction, the Company acquired each issued and outstanding share of the common stock of HMA for $10.50 in cash, 0.06942 of a share of the Company’s common stock, and a Contingent Value Right (“CVR”), which could yield additional cash consideration of up to $1.00 per CVR, depending on the outcome of certain litigation matters. Pursuant to an agreement with the Federal Trade Commission relating to the acquisition, the Company is required to divest two acute care facilities and related outpatient businesses that were acquired upon the acquisition of HMA: Riverview Regional Medical Center, a 281-bed hospital located in Gadsden, Alabama, and Carolina Pines Regional Medical Center, a 116-bed hospital in Hartsville, South Carolina.

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

Included on pages 16, 17, 18 and 19 of this press release are tables setting forth the Company’s 2014 annual earnings guidance. The 2014 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 206 hospitals in 29 states with an aggregate of approximately 30,900 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care.

Community Health Systems, Inc. will hold a conference call on Wednesday, February 19, 2014, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the fourth quarter ended December 31, 2013. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through March 19, 2014. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show will be available on the Company’s website at www.chs.net

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net operating revenues	$3,231,321	$3,276,946	$12,997,693	$13,028,985
Adjusted EBITDA (c)	441,809	481,872	1,725,079	1,977,715
Income from continuing operations (d), (e)	52,262	85,626	217,268	346,269
Net income attributable to Community Health Systems, Inc. stockholders	28,181	62,574	141,203	265,640

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (g):
Continuing operations (d), (e)	$0.30	$0.70	$1.52	$2.98
Discontinued operations	—	—	—	(0.01)

Net income	$0.30	$0.70	$1.52	$2.98

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (g), (h):
Continuing operations (d), (e)	$0.30	$0.69	$1.51	$2.96
Discontinued operations	—	—	—	(0.01)

Net income	$0.30	$0.69	$1.51	$2.96

Weighted-average number of shares outstanding (f):
Basic	93,372	89,882	92,633	89,243
Diluted	94,703	90,828	93,815	89,807

Net cash provided by operating activities	$647,619	$502,255	$1,088,719	$1,280,120

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2013		2012
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$3,743,291		$3,761,599
Provision for bad debts	511,970		484,653

Net operating revenues	3,231,321	100.0%	3,276,946	100.0%

Operating costs and expenses:
Salaries and benefits	1,542,956	47.8%	1,556,399	47.5%
Supplies	511,871	15.8%	500,971	15.3%
Other operating expenses	720,629	22.3%	729,761	22.2%
Government settlement and related costs	3,500	0.1%	—	0.0%
Electronic health records incentive reimbursement (d)	(55,570)	(1.7)%	(53,142)	(1.6)%
Rent	72,392	2.2%	70,505	2.2%
Depreciation and amortization	200,071	6.2%	189,196	5.8%

Total operating costs and expenses	2,995,849	92.7%	2,993,690	91.4%

Income from operations (d), (e)	235,472	7.3%	283,256	8.6%
Interest expense, net	149,412	4.7%	160,586	4.9%
Equity in earnings of unconsolidated affiliates	(6,266)	(0.2)%	(9,420)	(0.3)%
Impairment of long-lived assets	20,100	0.6%	10,000	0.3%

Income from continuing operations before income taxes	72,226	2.2%	122,090	3.7%
Provision for income taxes	19,964	0.6%	36,464	1.1%

Income from continuing operations (d), (e)	52,262	1.6%	85,626	2.6%

Discontinued operations, net of taxes:
Loss from operations of entities sold	—	—%	—	0.0%

Loss from discontinued operations, net of taxes	—	—%	—	0.0%

Net income	52,262	1.6%	85,626	2.6%
Less: Net income attributable to noncontrolling interests	24,081	0.7%	23,052	0.7%

Net income attributable to Community Health Systems, Inc. stockholders	$28,181	0.9%	$62,574	1.9%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (d), (e)	$0.30		$0.70
Discontinued operations	—		—

Net income	$0.30		$0.70

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders: (h)
Continuing operations (d), (e)	$0.30		$0.69
Discontinued operations	—		—

Net income	$0.30		$0.69

Weighted-average number of shares outstanding (f):
Basic	93,372		89,882

Diluted	94,703		90,828

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In thousands, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2013		2012
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$15,078,074		$14,988,179
Provision for bad debts	2,080,381		1,959,194

Net operating revenues	12,997,693	100.0%	13,028,985	100.0%

Operating costs and expenses:
Salaries and benefits	6,217,747	47.8%	6,103,931	46.9%
Supplies	1,994,116	15.3%	1,973,491	15.1%
Other operating expenses	2,880,357	22.2%	2,869,786	22.0%
Government settlement and related costs	101,500	0.8%	—	0.0%
Electronic health records incentive reimbursement (d)	(165,877)	(1.3)%	(126,734)	(1.0)%
Rent	287,412	2.2%	272,829	2.1%
Depreciation and amortization	782,675	6.0%	725,558	5.6%

Total operating costs and expenses	12,097,930	93.0%	11,818,861	90.7%

Income from operations (d), (e)	899,763	7.0%	1,210,124	9.3%
Interest expense, net	615,147	4.7%	622,933	4.7%
Loss from early extinguishment of debt	1,295	0.0%	115,453	0.9%
Equity in earnings of unconsolidated affiliates	(42,641)	(0.3)%	(42,033)	(0.3)%
Impairment of long-lived assets	20,100	0.2%	10,000	0.1%

Income from continuing operations before income taxes	305,862	2.4%	503,771	3.9%
Provision for income taxes	88,594	0.7%	157,502	1.2%

Income from continuing operations (d), (e)	217,268	1.7%	346,269	2.7%

Discontinued operations, net of taxes:
Loss from operations of entities sold	—	0.0%	(466)	0.0%

Loss from discontinued operations, net of taxes	—	0.0%	(466)	0.0%

Net income	217,268	1.7%	345,803	2.7%
Less: Net income attributable to noncontrolling interests	76,065	0.6%	80,163	0.7%

Net income attributable to Community Health Systems, Inc. stockholders	$141,203	1.1%	$265,640	2.0%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders: (g)
Continuing operations (d), (e)	$1.52		$2.98
Discontinued operations	—		(0.01)

Net income	$1.52		$2.98

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders: (g), (h)
Continuing operations (d), (e)	$1.51		$2.96
Discontinued operations	—		(0.01)

Net income	$1.51		$2.96

Weighted-average number of shares outstanding (f):
Basic	92,633		89,243

Diluted	93,815		89,807

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2013	2012	2013	2012

Net income	$52,262	$85,626	$217,268	$345,803
Other comprehensive income, net of income taxes:
Net change in fair value of interest rate swaps	12,545	17,643	60,304	46,409
Net change in fair value of available-for-sale securities	(660)	(497)	2,181	3,012
Amortization and recognition of unrecognized pension cost components	13,125	(13,735)	15,320	(10,252)

Other comprehensive income	25,010	3,411	77,805	39,169

Comprehensive income	77,272	89,037	295,073	384,972
Less: Comprehensive income attributable to noncontrolling interests	24,081	23,052	76,065	80,163

Comprehensive income attributable to Community Health Systems, Inc. stockholders	$53,191	$65,985	$219,008	$304,809

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

(In thousands)

(Unaudited)

	For the Three Months Ended December 31,
	Consolidated			Same-Store
	2013	2012	% Change	2013	2012	% Change
Number of hospitals (at end of period)	135	135		135	135
Licensed beds (at end of period)	20,180	20,334		20,180	20,334
Beds in service (at end of period)	17,320	17,265		17,320	17,265
Admissions	155,145	173,392	-10.5%	155,145	173,392	-10.5%
Adjusted admissions	329,291	352,855	-6.7%	329,291	352,855	-6.7%
Patient days	687,463	756,217		687,463	756,217
Average length of stay (days)	4.4	4.4		4.4	4.4
Occupancy rate (average beds in service)	43.1%	47.6%		43.1%	47.6%

Net operating revenues	$3,231,321	$3,276,946	-1.4%	$3,231,129	$3,276,450	-1.4%

Net inpatient revenues as a % of operating revenues before provision for bad debts	41.4%	43.8%		41.4%	43.8%

Net outpatient revenues as a % of operating revenues before provision for bad debts	56.7%	54.3%		56.7%	54.3%

Income from operations (d), (e)	$235,472	$283,256	-16.9%	$251,495	$299,919	-16.1%

Income from operations as a % of net operating revenues	7.3%	8.6%		7.8%	9.2%

Depreciation and amortization	$200,071	$189,196		$200,072	$189,195

Equity in earnings of unconsolidated affiliates	$(6,266)	$(9,420)		$(6,266)	$(9,420)

Liquidity Data:
Adjusted EBITDA (c)	$441,809	$481,872	-8.3%
Adjusted EBITDA as a % of net operating revenues	13.7%	14.7%

Net cash provided by operating activities	$647,619	$502,255
Net cash provided by operating activities a % of net operating revenues	20.0%	15.3%

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

(In thousands)

(Unaudited)

	For the Year Ended December 31,
	Consolidated			Same-Store
	2013	2012	% Change	2013	2012	% Change
Number of hospitals (at end of period)	135	135		135	135
Licensed beds (at end of period)	20,180	20,334		20,180	20,334
Beds in service (at end of period)	17,320	17,265		17,320	17,265
Admissions	654,945	701,837	-6.7%	651,044	701,837	-7.2%
Adjusted admissions	1,362,344	1,418,472	-4.0%	1,353,195	1,418,472	-4.6%
Patient days	2,897,491	3,058,931		2,882,332	3,058,931
Average length of stay (days)	4.4	4.4		4.4	4.4
Occupancy rate (average beds in service)	45.9%	48.6%		45.9%	48.6%

Net operating revenues	$12,997,693	$13,028,985	-0.2%	$12,922,186	$12,943,565	-0.2%

Net inpatient revenues as a % of operating revenues before provision for bad debts	43.2%	44.7%		43.2%	44.4%

Net outpatient revenues as a % of operating revenues before provision for bad debts	55.0%	53.4%		54.9%	53.7%

Income from operations (d), (e)	$899,763	$1,210,124	-25.6%	$1,034,005	$1,182,538	-12.6%

Income from operations as a % of net operating revenues	7.0%	9.3%		8.0%	9.1%

Depreciation and amortization	$782,675	$725,558		$779,291	$725,557

Equity in earnings of unconsolidated affiliates	$(42,641)	$(42,033)		$(42,641)	$(42,105)

Liquidity Data:
Adjusted EBITDA (c)	$1,725,079	$1,977,715	-12.8%
Adjusted EBITDA as a % of net operating revenues	13.3%	15.2%

Net cash provided by operating activities	$1,088,719	$1,280,120

Net cash provided by operating activities as a % of net operating revenues	8.4%	9.8%

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$373,403	$387,813
Patient accounts receivable, net of allowance for doubtful accounts of $2,448,432 and $2,201,875 at December 31, 2013 and 2012, respectively	2,353,308	2,067,379
Supplies	377,005	368,172
Prepaid income taxes	107,077	49,888
Deferred income taxes	101,372	117,045
Prepaid expenses and taxes	128,476	126,561
Other current assets	307,322	302,284

Total current assets	3,747,963	3,419,142

Property and equipment	10,606,750	10,145,408
Less accumulated depreciation and amortization	(3,492,287)	(2,993,535)

Property and equipment, net	7,114,463	7,151,873

Goodwill	4,444,135	4,408,138

Other assets, net	1,810,734	1,627,182

Total assets	$17,117,295	$16,606,335

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$166,902	$89,911
Accounts payable	958,593	825,914
Deferred income taxes	3,183	—
Accrued interest	111,891	110,702
Accrued liabilities	1,216,914	1,116,693

Total current liabilities	2,457,483	2,143,220

Long-term debt	9,286,495	9,451,394

Deferred income taxes	906,101	808,489

Other long-term liabilities	977,336	1,039,045

Total liabilities	13,627,415	13,442,148

Redeemable noncontrolling interests in equity of consolidated subsidiaries	358,410	367,666

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 95,987,032 shares issued and 95,011,483 shares outstanding at December 31, 2013, and 92,925,715 shares issued and 91,950,166 shares outstanding at December 31, 2012	960	929
Additional paid-in capital	1,255,855	1,138,274
Treasury stock, at cost, 975,549 shares at December 31, 2013 and December 31, 2012	(6,678)	(6,678)
Accumulated other comprehensive loss	(67,505)	(145,310)
Retained earnings	1,885,195	1,743,992

Total Community Health Systems, Inc. stockholders’ equity	3,067,827	2,731,207
Noncontrolling interests in equity of consolidated subsidiaries	63,643	65,314

Total equity	3,131,470	2,796,521

Total liabilities and equity	$17,117,295	$16,606,335

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended December 31,
	2013	2012

Cash flows from operating activities
Net income	$217,268	$345,803
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	782,675	725,558
Deferred income taxes	69,284	53,407
Government settlement and related costs	101,500	—
Stock-based compensation expense	38,403	40,896
Impairment of long-lived assets	20,100	10,000
Loss from early extinguishment of debt	1,295	115,453
Excess tax benefit relating to stock-based compensation	(6,715)	(3,973)
Other non-cash expenses, net	60,839	33,251
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(285,437)	(204,151)
Supplies, prepaid expenses and other current assets	(8,453)	(99,799)
Accounts payable, accrued liabilities and income taxes	72,474	246,301
Other	25,486	17,374

Net cash provided by operating activities	1,088,719	1,280,120

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(43,743)	(322,315)
Purchases of property and equipment	(613,992)	(768,790)
Proceeds from sale of property and equipment	6,409	5,897
Increase in other investments	(339,942)	(297,994)

Net cash used in investing activities	(991,268)	(1,383,202)

Cash flows from financing activities
Proceeds from exercise of stock options	110,660	20,858
Repurchase of restricted stock shares for payroll tax withholding requirements	(14,896)	(9,314)
Payment of special dividend to stockholders	—	(22,535)
Stock buy-back	(27,133)	—
Deferred financing costs	(13,199)	(141,219)
Excess tax benefit relating to stock-based compensation	6,715	3,973
Proceeds from noncontrolling investors in joint ventures	289	535
Redemption of noncontrolling investments in joint ventures	(9,304)	(44,287)
Distributions to noncontrolling investors in joint ventures	(75,583)	(68,344)
Borrowings under credit agreements	1,194,575	3,975,866
Issuance of long-term debt	—	3,825,000
Proceeds from receivables facility	338,000	350,000
Repayments of long-term indebtedness	(1,621,985)	(7,529,503)

Net cash (used in) provided by financing activities	(111,861)	361,030

Net change in cash and cash equivalents	(14,410)	257,948
Cash and cash equivalents at beginning of period	387,813	129,865

Cash and cash equivalents at end of period	$373,403	$387,813

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$52,262	$85,626	$217,268	$346,269
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	24,081	23,052	76,065	80,163

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders – basic and diluted	$28,181	$62,574	$141,203	$266,106

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$—	$—	$—	$(466)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders – basic and diluted	$—	$—	$—	$(466)

(b)	Continuing operating results exclude discontinued operations for the three months and years ended December 31, 2013 and 2012. Both financial and statistical results exclude entities in discontinued operations for all periods presented.
(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Adjusted EBITDA	$441,809	$481,872	$1,725,079	$1,977,715
Interest expense, net	(149,412)	(160,586)	(615,147)	(622,933)
Provision for income taxes	(19,964)	(36,464)	(88,594)	(157,502)
Loss from operations of entities sold, net of taxes	—	—	—	(466)
Other non-cash expenses, net	25,270	18,529	194,027	70,174
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	349,916	198,904	(126,646)	13,132

Net cash provided by operating activities	$647,619	$502,255	$1,088,719	$1,280,120

Footnotes continued on the next page

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(d)	Included in income from operations and income from continuing operations for the three months and year ended December 31, 2013, is the electronic health records incentive reimbursement, which represents reimbursement from Medicare and Medicaid related to certain of the Company’s hospitals and for certain employed physicians. Total costs and expenses related to the implementation of electronic health records for the three months and year ended December 31, 2013, were approximately $25.4 million and $99.5 million, respectively, including depreciation and amortization of approximately $16.9 million and $63.4 million, respectively. Total costs and expenses related to the implementation of electronic health records for the three months and year ended December 31, 2012, were approximately $25.9 million and $72.9 million, respectively, including depreciation and amortization of approximately $14.9 million and $40.0 million, respectively.
(e)	Included in non-same-store income from operations and income from continuing operations are pre-tax charges related to acquisition costs of $10.6 million and $0.9 million for the three months ended December 31, 2013 and 2012, respectively, and $20.6 million and $10.0 million for the years ended December 31, 2013 and 2012, respectively. For the three months and year ended December 31, 2013, these acquisition costs include $8.8 million and $14.1 million, respectively, of expenses related to the acquisition of HMA.
(f)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Weighted-average number of shares outstanding – basic	93,372	89,882	92,633	89,243
Add effect of dilutive securities:
Stock awards and options	1,331	946	1,182	564

Weighted-average number of shares outstanding – diluted	94,703	90,828	93,815	89,807

(g)	Total per share amounts may not add due to rounding.

Footnotes continued on the next page

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(h)	The following supplemental tables reconcile income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(per share - diluted)		(per share - diluted)

Income from continuing operations, as reported	$0.30	$0.69	$1.51	$2.96
Adjustments:
Loss from early extinguishment of debt	—	—	0.01	0.81
Impairment of long-lived assets	0.12	0.07	0.12	0.07
Expenses related to the acquisition of HMA	0.05	—	0.09	—
Net benefit from industry-wide governmental settlement and payment update	—	—	—	(0.51)
Government settlement and related costs reserve	0.02	—	0.67	—
Settlement of certain other legal matters and related expenses	—	0.09	—	0.22

Income from continuing operations, excluding adjustments	$0.49	$0.85	$2.40	$3.55

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(per share - diluted)		(per share - diluted)

Net income, as reported	$0.30	$0.69	$1.51	$2.96
Adjustments:
Loss from early extinguishment of debt	—	—	0.01	0.81
Impairment of long-lived assets	0.12	0.07	0.12	0.07
Expenses related to the acquisition of HMA	0.05	—	0.09	—
Net benefit from industry-wide governmental settlement and payment update	—	—	—	(0.51)
Government settlement and related costs reserve	0.02	—	0.67	—
Settlement of certain other legal matters and related expenses	—	0.09	—	0.22

Net income, excluding adjustments	$0.49	$0.85	$2.40	$3.55

Footnotes continued on the next page

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(i)	The following represents preliminary unaudited financial and operating results from continuing operations for HMA for the year ended December 31, 2013. This selected unaudited financial and operating data is based on information available to management as of the date of this press release and is subject to revision upon finalization of the annual financial and accounting procedures.

HMA (Continuing Operations)	Year Ended December 31, 2013 ($ in millions) (unaudited)
Net operating revenues less provision for bad debts	$5,828
Adjusted EBITDA (1)	$760
Admissions	333,564
Percent change from prior year	-4.0%
Adjusted admissions	676,576
Percent change from prior year	-1.6%
Same-store admissions	320,926
Percent change from prior year	-7.6%
Same-store adjusted admissions	659,447
Percent change from prior year	-4.1%

(1)	Excludes change of control and other expenses related to the change in board of directors and acquisition by Community Health Systems, Inc.

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2014. These projections update selected preliminary guidance provided on January 6, 2014, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2014 guidance should be considered in conjunction with the assumptions included herein. See page 18 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

2014 Projection Range
Net operating revenues less provision for bad debts (in millions)	$19,000 to $20,200
Adjusted EBITDA (in millions)	$2,825 to $3,075
Income from continuing operations per share – diluted	$2.70 to $3.75
Same-store hospital annual adjusted admissions growth	(3.0)% to 1.0%
Weighted-average diluted shares (in millions)	113 to 115

The following assumptions were used in developing the 2014 guidance provided above:

•	The Company’s projection excludes the following:

•	Payments related to the contingent value rights issued in connection with with the HMA acquisition;

•	Future losses on the early extinguishment of debt;

•	Impairment of long-lived assets;

•	Resolution of government investigations or other significant legal settlements;

•	Transaction costs and other expenses incurred in connection with the acquisition of HMA;

•	Gains or losses from conforming accounting adjustments between CHS and HMA; and

•	Other significant gains or losses that neither relate to the ordinary course of our business nor reflect our underlying business performance.

•	The 2014 projections include the results of operations from the acquisition of HMA effective January 27, 2014.

•	Excluded from these projections are two hospitals required to be divested as part of receiving regulatory approval from the Federal Trade Commission, one hospital being sold as a result of the exercise of a right of first refusal and one hospital for which HMA had entered into a definitive agreement to sell prior to the Company’s acquisition of HMA.

•	The 2014 projections assume completing three to four additional targeted hospital acquisitions, of those currently in process.

Other assumptions used in the above guidance:

•	Benefits to Adjusted EBITDA from Healthcare Reform in 2014 of 0.5% to 0.8% of net operating revenues

•	Achievement of acquisition synergies related to the HMA acquisition of approximately $100 million during the first year of operations.

•	Health Information Technology (HITECH) electronic health records incentive reimbursement of approximately 1.0% to 1.3% of net operating revenues for the year ended December 31, 2014. For the first quarter ending March 31, 2014, HITECH incentive reimbursement is projected to be approximately $30 million.

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

•	Continuation and approval of the California hospital provider fee program for 2014.

•	Same-store hospital annual adjusted admissions growth does not take into account service closures and weather-related or other unusual events.

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 6.2% to 6.5% for 2014, an increase over 2013 primarily relating to the investments being made in information systems technology and the acquisition of HMA; however, the adjustment to fair market value of the acquired HMA assets remains subject to finalization, therefore depreciation and amortization may vary accordingly. Additionally, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 5.0% to 5.2%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Total fixed rate debt, including swaps, is expected to average approximately 60% to 70% of total debt during 2014.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates of approximately 0.2% to 0.3% for 2014.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.6% to 0.8% for 2014.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax of approximately 29.0% to 32.0% for 2014.

•	Capital expenditures are projected as follows (in millions):

2014 Guidance
Total	$975 to $1,150

•	Net cash provided by operating activities is projected as follows (in millions):

2014 Guidance
Total	$1,600 to $1,800

•	Weighted average shares outstanding are projected to be approximately 113 million to 115 million for 2014 and have been adjusted to include the estimated dilutive impact from “in-the-money” stock options and restricted shares.

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts, which could result in, among other things, disputes and changes in reimbursements, both prospectively and retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully make acquisitions or complete divestitures;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of the acquisition of HMA on third-party relationships;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.

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CYH Announces Fourth Quarter 2013 Results

February 18, 2014

The consolidated operating results for the three months and year ended December 31, 2013, are not necessarily indicative of the results that may be experienced for any such future period or for any future year. The Company cautions that the projections for calendar year 2014 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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